                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                     PUBLIC STEERS SERIES 1999 REN-C1 TRUST

                                DISTRIBUTION DATE
                                SEPTEMBER 1, 2006
                             CUSIP NUMBER 744593302

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the RenaissanceRe Capital Trust 8.54% Series B Capital Securities due 2027 (the "Underlying Securities"):

                              Interest:                      $854,000.00
                              Principal:                            0.00
                              Premium:                              0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                              Paid by the Trust:                  $00.00
                              Paid by the Depositor:           $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                              Interest:                      $854,000.00
                              Principal:                           $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                              Principal Amount:           $20,000,000.00
                              Interest Rate:                        8.54%
                              Rating:
                                      Moody's Investor Service             Baa2
                                      Standard & Poor's Rating Service     BBB

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date:

                              ($25 Stated Amount)
                              Initial Principal Balance:      $20,000,000
                              Reduction:                               (0)
                                                              ------------
                              Principal Balance 09/1/06:      $20,000,000